                                EXHIBIT 99.1(c)

                           MOBILE IMAGING CONSORTIUM

                       COMBINED CONDENSED BALANCE SHEETS
                      March 31, 1997 and December 31, 1996

                                                            March 31,      December 31,
                                                              1997             1996
                                                           -----------     ------------
                                                           (Unaudited)
                       ASSETS
Cash and cash equivalents                                  $  955,706       $  381,591
Accounts receivable, net                                    1,170,840        1,350,324
Prepaid expenses and other current assets                     262,142          177,340
                                                           ----------       ----------
   Total current assets                                     2,388,688        1,909,255

Property and equipment, net                                 1,397,057        1,690,650
Other assets, net                                               9,910           12,386
                                                           ----------       ----------
                                                           $3,795,655       $3,612,291
                                                           ----------       ----------
                                                           ----------       ----------
          LIABILITIES AND PARTNERS' CAPITAL

Accounts payable and accrued expenses                      $  158,839       $  247,415
Current portion of long-term debt                             105,922          131,017
Current portion of obligations under capital leases         1,085,475        1,077,732
                                                           ----------       ----------
   Total current assets                                     1,350,236        1,456,164

Long-term debt, less current portion                           45,517           67,555

Obligations under capital leases, less current portion        191,767          454,245

Partners' capital                                           2,208,135        1,634,327
                                                           ----------       ----------
                                                           $3,795,655       $3,612,291
                                                           ----------       ----------
                                                           ----------       ----------

                            MOBILE IMAGING CONSORTIUM

                    COMBINED CONDENSED STATEMENTS OF INCOME
                   Three Months Ended March 31, 1997 and 1996
                                  (Unaudited)

                                        1997            1996
                                     ----------      ----------
Revenues
   Net scan revenue                  $1,741,837      $1,851,044
   Interest                               1,711           3,548
   Other                                  2,935          26,205
                                     ----------      ----------
      Total revenue                   1,746,483       1,880,797

      Total operating expenses        1,172,675       1,040,442
                                     ----------      ----------
Net income                           $  573,808      $  840,355
                                     ----------      ----------
                                     ----------      ----------

                           MOBILE IMAGING CONSORTIUM

                  COMBINED CONDENSED STATEMENTS OF CASH FLOWS
                  Three Months Ended March 31, 1997 and 1996
                                   (Unaudited)

                                                             1997            1996
                                                           ---------      ----------
Cash flows from operating activities:
   Net income                                              $ 573,808      $  840,355
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                          296,069         330,585
      Changes in current assets and liabilities:
         (Increase) decrease in accounts receivable          179,484        (551,233)
         (Increase) decrease in prepaid expenses and
          other current assets                               (84,802)        143,040
         Decrease in accounts payable and
          accrued expenses                                   (88,576)       (259,951)
                                                           ---------      ----------
   Net cash provided by operating activities                 875,983         502,796
                                                           ---------      ----------
Cash flows from financing activities:
   Principal payments of long-term debt                      (47,133)       (125,590)
   Principal payments on capital lease obligations          (254,735)       (184,108)
                                                           ---------      ----------
   Net cash used in financing activities                    (301,868)       (309,698)
                                                           ---------      ----------
Net increase in cash                                         574,115         193,098

Cash, at beginning of period                                 381,591         972,134
                                                           ---------      ----------
Cash, at end of period                                     $ 955,706      $1,165,232
                                                           ---------      ----------
                                                           ---------      ----------

                            MOBILE IMAGING CONSORTIUM
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1997 AND 1996

1.   BASIS OF PRESENTATION

     In the opinion of management, the financial information reflects all adjustments which are necessary to a fair presentation of the financial position, results of operations and cash flows for the interim periods presented and are of a normal recurring nature. The statements should be read in conjunction with the notes to the financial statements of Mobile Imaging Consortium as of and for the years ended December 31, 1996 and 1995.